Exhibit 99.7

Instructions for Form of Proxy for the Court Meeting

1.	It is requested that the green Form of Proxy, together with any power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power of attorney, be lodged with the Company’s Registrars, Lloyds TSB Registrars, at The Causeway, Worthing, West Sussex BN99 6AZ by 11.00 a.m. on 28 March 2007, or, if the Court Meeting is adjourned, not less than 48 hours before the time fixed for the adjourned Court Meeting. If the Form of Proxy is not so lodged, it may be handed to the representatives of Lloyds TSB Registrars on behalf of the Chairman of the Court Meeting before the taking of the poll. If you would prefer to return the Form of Proxy in an envelope, please do so using the following address: Lloyds TSB Registrars, FREEPOST SEA 7148, The Causeway, Worthing BN99 6AZ. A stamp is not required if posted in Great Britain, the Channel Islands or Northern Ireland.

2.	If you cannot attend the Court Meeting and wish to vote, you can appoint the Chairman of the Court Meeting or any other person, known as a proxy, who can vote, on a poll, on your behalf. To appoint someone other than the Chairman of the Court Meeting, cross out the words “the Chairman of the Court Meeting” on the Form of Proxy and insert the name of your proxy, who need not be a member of the Company, but must attend the Court Meeting in person to represent you. On any other business before such Court Meeting, the proxy will vote or abstain at his or her discretion.

3.	If the Form of Proxy is signed by someone else on your behalf, their authority to sign must be returned with the Form of Proxy. In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the joint holding. If the shareholder is a corporation, the Form of Proxy must be executed under its common seal or signed by an officer, attorney or other person duly authorised by the corporation.

4.	If you complete and return the Form of Proxy this will not prevent you from attending in person and voting at the Court Meeting should you subsequently decide to do so.

5.	Any alterations to this Form of Proxy should be initialled by the person who signs it.

6.	Full details of the business to be decided at the Court Meeting, with explanatory notes, are set out in the Notice of Court Meeting in Part 16 of the document circulated to ScottishPower Shareholders dated 26 February 2007 containing details of the scheme of arrangement (the “Scheme Document”).

7.	You can submit your proxy electronically at www.sharevote.co.uk and to do this you will need to use the Reference Number, Card I.D. and Account Number which are given on the Form of Proxy.

8.	CREST members wishing to appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, must ensure that, in order for such CREST Proxy Instruction to be effective, it must be received by the Company’s agent (ID 7RA01) not later than 48 hours before the time appointed for holding the Court Meeting or, in the event the meeting is adjourned, the adjourned Court Meeting, together with any power of attorney or other authority under which it is sent. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Application Host) from which the Company’s agent is able to retrieve the message. The Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001. For further information relating to the CREST proxy system, please refer to the CREST Manual and the Notice of the Court Meeting in Part 16 of the Scheme Document.

9.	The Company, pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, specifies that entitlement to attend and vote at the Court Meeting or any adjournment thereof, and the number of votes which may be cast thereat, will be determined by reference to the Register of Members not more than 48 hours before the time of such Court Meeting or adjourned Court Meeting. Changes to the Register of Members after 6.00 p.m. on 28 March 2007 or, if the Court Meeting is adjourned, not more than 48 hours before the time appointed for the adjourned Court Meeting, will be disregarded in determining the rights of any person to attend or vote at the Court Meeting.

10.	Terms defined in the Scheme Document shall have the same respective meanings when used in this Form of Proxy, unless the context otherwise requires.

Please see reverse for Instructions on how to complete the EGM Proxy

Printed by RR Donnelley 65858

Instructions for Form of Proxy for the Extraordinary General Meeting

1.	It is requested that the purple Form of Proxy, together with any power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power of attorney, be lodged with the Company’s Registrars, Lloyds TSB Registrars, at The Causeway, Worthing, West Sussex BN99 6AX, no later than 11.10 a.m. on 28 March 2007, or, if the Extraordinary General Meeting is adjourned, not less than 48 hours before the time of the adjourned Extraordinary General Meeting. If you would prefer to return the Form of Proxy in an envelope, please do so using the following address: Lloyds TSB Registrars, FREEPOST SEA 7147, The Causeway, Worthing BN99 6AX. A stamp is not required if posted in Great Britain, the Channel Islands or Northern Ireland.

2.	If you cannot attend the Extraordinary General Meeting and wish to vote, you can appoint the Chairman of the Extraordinary General Meeting or any other person, known as a proxy, who can vote on your behalf. To appoint someone other than the Chairman of the Extraordinary General Meeting, cross out the words “the Chairman of the Extraordinary General Meeting” on the Form of Proxy and insert the name of your proxy, who need not be a member of the Company, but must attend the Extraordinary General Meeting in person to represent you. On any other business before such Extraordinary General Meeting, the proxy will vote or abstain at his or her discretion.

3.	If the Form of Proxy is signed by someone else on your behalf, their authority to sign must be returned with the Form of Proxy. In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the joint holding. If the shareholder is a corporation, the Form of Proxy must be executed under its common seal or signed by an officer, attorney or other person duly authorised by the corporation.

4.	If you complete and return this Form of Proxy it will not prevent you from attending in person and voting at the Extraordinary General Meeting should you subsequently decide to do so.

5.	Any alterations to this Form of Proxy should be initialled by the person who signs it.

6.	Full details of the resolutions to be proposed at the Extraordinary General Meeting, with explanatory notes, are set out in the Notice of Extraordinary General Meeting in Part 17 of the document circulated to ScottishPower Shareholders dated 26 February 2007 containing details of the scheme of arrangement (the “Scheme Document”).

7.	You can submit your proxy electronically at www.sharevote.co.uk and to do this you will need to use the Reference Number, Card I.D. and Account Number which are given on the Form of Proxy.

8.	CREST members wishing to appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, must ensure that, in order for such CREST Proxy Instruction to be effective, it must be received by the Company’s agent (ID 7RA01) not later than 48 hours before the time appointed for holding the Extraordinary General Meeting or, in the event the meeting is adjourned, the adjourned Extraordinary General Meeting, together with any power of attorney or other authority under which it is sent. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Application Host) from which the Company’s agent is able to retrieve the message. The Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001. For further information relating to the CREST proxy system, please refer to the CREST Manual and the Notice of the Extraordinary General Meeting in Part 17 of the Scheme Document.

9.	The Company, pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, specifies that entitlement to attend and vote at the Extraordinary General Meeting or any adjournment thereof, and the number of votes which may be cast thereat, will be determined by reference to the Register of Members not more than 48 hours before the time of such Extraordinary General Meeting or any adjourned Extraordinary General Meeting. Changes to the Register of Members after 6.00 p.m. on 28 March 2007 or, if the Extraordinary General Meeting is adjourned, not more than 48 hours before the time appointed for the adjourned Extraordinary General Meeting, will be disregarded in determining the rights of any person to attend or vote at the Extraordinary General Meeting.

10.	Terms defined in the Scheme Document shall have the same respective meanings when used in this Form of Proxy, unless the context otherwise requires.

Please see reverse for Instructions on how to complete the Court Proxy

Printed by RR Donnelley 65858